(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	November 11, 2015
(630) 906-5484

Old Second Bancorp, Inc. to attend Upcoming Financial Conference

AURORA, IL, – Old Second Bancorp, Inc. (“Old Second”) (NASDAQ: OSBC), announced it will attend the following investor conference:

•	Sandler O’Neill and Partners, L.P. East Coast Financial Services Conference on November 11, 2015.

Investors may access materials distributed in the meeting at the conference under the Investor Relations section of Old Second’s website (www.oldsecond.com).

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its main headquarters located in Aurora, Illinois.  The Company is the holding company of Old Second National Bank (the “Bank”), a national banking organization headquartered in Aurora, Illinois that provides commercial and retail banking services, as well as a full complement of trust and wealth management services.  The Company has offices located in Cook, Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois.